CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): August 23, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into Material Definitive Agreements

On July 17, 2012, we filed a Form 8-K to disclose a license agreement we entered into with Global Cancer Diagnostics, Inc. ("GCDx") in order to commercialize certain of our intellectual property in the form of a Lung Cancer test (the “Agreement”). Pursuant to the Agreement, GCDx will pay an upfront license fee of $200,000 and all costs related to patent and FDA filings. A copy of the Agreement was filed as Exhibit 10.1 to the Form 8-K.

On August 23, 2012, we agreed to amend Section 3.1 of the Agreement regarding license fee and replace it with the following (the “Amendment”):

“GCDx will pay a License Fee of Two Hundred Fifty Thousand Dollars ($250,000) to RXPC immediately upon receipt of funds from the first closing of its current financing for approximately Two Million Dollars ($2,000,000), which is currently anticipated to close on September 4, 2012 or no later than September 15, 2012.”

Other than the above-mention change, the remainder of the Agreement remains unchanged and in full force. A copy of the Amendment is being filed as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to Agreement with Global Cancer Diagnostics, Inc. dated August 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas C. MacLellan
Name:	Douglas C. MacLellan
Title:	Chairman & CEO

Dated: August 24, 2012